UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2006

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02 Departure Of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 18, 2006, Allion Healthcare, Inc. (the “Company”) received notice that James B. Hoover resigned as a director of the Company effective immediately. Since July 2005, Mr. Hoover has urged the board to authorize the payment of compensation to non-employee directors and to issue an additional option grant to the chairperson of the Company’s Audit Committee. From time to time during this period, Mr. Hoover has indicated that he might resign from the board if such compensation was not awarded.

Mr. Hoover’s resignation was submitted in his letter of January 18, 2006 describing additional concerns about certain matters involving communications with and among the Company’s board of directors, as well as the process by which the board addressed certain matters, including making changes to the composition of two of the board’s standing committees. This letter followed a December 23, 2005 letter that Mr. Hoover sent to the Company’s chairman and chief executive officer seeking to discuss his compensation as a non-employee director (and chairperson of the Audit Committee) and his “concerns” about certain board procedures and board scheduling practices. Following receipt of Mr. Hoover’s December 23, 2005 letter, the chairman of the Company’s Compensation Committee spoke with Mr. Hoover about his concerns and the Company formally responded to Mr. Hoover with a letter on January 17, 2006.

The Company disagrees with Mr. Hoover’s position and certain of his factual statements, as discussed in more detail below.

Initially, the Company notes that Mr. Hoover agreed to stand for re-election to the board in November 2005. He, like all directors, reviewed the Company’s preliminary proxy statement, which was filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2005 and mailed to stockholders on or about October 25, 2005. Then, on December 6, 2005, Mr. Hoover voted in favor of filing and executed the Company’s Registration Statement on Form S-1 which was filed with the SEC on December 6, 2005 relating to the offering of common stock by the Company and certain selling stockholders.

With respect to Mr. Hoover’s request for additional compensation and equity awards to outside directors, and specifically the Audit Committee members and the chairperson of that committee, the full board discussed this issue at length at a meeting held on November 9, 2005. In light of the Company’s stock performance at that time and other factors, the board determined to reconsider the issue at a future date to be determined. Directly following this determination, Mr. Hoover promptly departed the meeting.

Mr. Hoover’s letter of resignation, as well as an earlier letter sent by him, are attached to this Current Report on Form 8-K as exhibits 17.1 and 17.2. Mr. Hoover has been provided with a copy of this Report. Should he submit a letter to the Company expressing any disagreement with the disclosures made herein, the Company will promptly file a copy of such letter, in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended.

* * * * * * * * * * * *

The Company believes that the following additional facts more fully and accurately describe the issues and events discussed in Mr. Hoover’s letter.

First, Mr. Hoover claims that the board did not follow proper corporate governance procedures in making changes to the composition of the Company’s Compensation Committee and the chairmanship of Audit Committee when it named the standing committee members for the coming year at its November 29, 2005 board meeting. Although the charter of the Company’s Nominating and Governance Committee charges that committee with the responsibility of considering and recommending to the full board the composition of board committees, given Mr. Hoover’s membership on that committee, the board felt it was more appropriate to convene the full Board to discuss the composition of its standing committees. Accordingly, in keeping with the Company’s bylaws and other applicable governance requirements, the board formally addressed the composition of its committees at its annual meeting on November 29, when all of the board members in attendance voted to appoint members to its Audit, Compensation and Nominating and Corporate Governance Committees and selected a chairperson for each committee. Mr. Hoover did not to attend this meeting, although he received notice ten days prior to the meeting indicating that committee elections would be discussed at the meeting. Further, to the Company’s knowledge, Mr. Hoover did not contact any member of management or any of the other directors prior to November 29 to discuss these matters or to question why a Nominating and Corporate Governance Committee meeting had not been scheduled in advance of the full board meeting. The Company believes Mr. Hoover raised these concerns for the first time in his December 23 letter.

In his January 18 letter, Mr. Hoover cites his “considerable public company experience” and status as an audit committee financial expert as reasons why the board should have retained him as the chairperson of the Audit Committee. In replacing Mr. Hoover as audit committee chairperson at the board’s November 29 meeting, the board did not question Mr. Hoover’s qualifications to serve as a member of the Audit Committee. Rather, Mr. Hoover’s requests for additional compensation for serving as chairperson led the board to choose a replacement. Accordingly, the board reappointed him as a member of the Audit Committee, but appointed Mr. Colloton as chairperson of the Audit Committee based on his relevant financial experience, which qualify him as an “audit committee financial expert.” Given Mr. Hoover’s views toward director compensation, the board also determined that he should not remain on the Compensation Committee.

With respect to Mr. Hoover’s claim that he did not learn of his removal from the Compensation Committee until he reviewed the December 29, 2005 amendment to the Company’s Registration Statement on Form S-1, the Company notes that Mr. Hoover’s removal from the Compensation Committee was disclosed in the Form S-1 that the Company filed with the SEC on December 7, 2005 and that all directors, including Mr. Hoover, reviewed and signed on December 6, 2005.

With respect to the board’s approval of a sale of shares pursuant to the Company’s pending Form S-1 Registration Statement, at the December 6, 2005 board meeting (at which Mr. Hoover was present), the board discussed the proposed offering at length and the inclusion of shares to be sold by the Company, in addition to the shares to be sold by selling stockholders. At the conclusion of the discussion, the board approved a series of resolutions authorizing management to proceed with the offering, including authorizing the Company to issue and sell up to 2,250,000 shares — 1,500,000 in the offering and up to 750,000 additional shares if the underwriters exercised their over-allotment option. Accordingly, all shares to be offered by the Company were appropriately authorized. Moreover, no final decision has yet been made by the board about how many shares it will sell. This decision will be made by the board after the underwriters and the Company are ready to determine pricing and other matters related to the proposed offering.

With respect to Mr. Hoover’s concerns regarding the 2006 budget, management consistently updates and advises the board on the Company’s financial position and financial forecasts, both during board meetings and on an informal basis. In fact, at the board’s November 9, 2005 meeting, management and the board engaged in an extended discussion of the Company’s financial forecast for 2006. The directors were fully advised and informed of such matters, discussed the matters at length and discussed the public communication of the Company’s 2006 financial forecast.

Finally, with respect to Mr. Hoover’s statements about scheduling, it is the Company’s practice to schedule regular meetings of the full board and its committees during board meetings and work with the directors to select dates that work for the greatest number of directors. For example, the Company’s secretary sent a notice and agenda to all directors approximately ten days prior to the board’s November 29, 2005 meeting and scheduled four meetings for fiscal year 2006 at its November 9, 2005 meeting. The scheduling of the November 29 meeting was also discussed with the directors at the board’s November 9 meeting. At that time, Mr. Hoover noted the proposed meeting dates for 2006. With respect to committee meetings, the Company also works with committee members to schedule meetings well in advance of the meeting dates. For example, on October 12, 2005, the Company’s Secretary attempted to schedule an Audit Committee meeting for November with Mr. Hoover and proposed a date and time for such meeting. In addition, the Company had attempted to schedule an Audit Committee meeting on December 22, 2005 with the Company’s outside consultants assisting with the Sarbanes-Oxley Section 404 review. However, because two members of the Audit Committee were unavailable, Mr. Colloton, as chairperson of the Audit Committee, held informal discussions that day with the consultant.

The Company regrets Mr. Hoover’s decision. He has provided valuable service to the Company, based on both his experience and expertise.

Subsequent Actions by the Company’s Board

After receipt of Mr. Hoover’s resignation notice, the board held a special meeting on January 19, 2006 and appointed Mr. John Colloton as a member of the Nominating and Corporate Governance Committee and determined that he qualifies as an “audit committee financial expert” as such term is defined by the SEC.

At present, the Company has only two members on its Audit Committee. None of the Company’s remaining three directors satisfies the independence standards for service on the Company’s Audit Committee, pursuant to Rule 4350(d)(2) of the Nasdaq Marketplace Rules. While a vacancy exists on its Audit Committee, the Company will operate under an exemption available under Rule 4350(d)(4) of the Nasdaq Marketplace Rules and has properly notified the Nasdaq Stock Market of its intentions. Accordingly, the Company remains in compliance with the Nasdaq Marketplace Rules notwithstanding Mr. Hoover’s resignation. The Company’s Nominating and Governance Committee has been charged with identifying a qualified individual to serve on the Company’s board and fill the vacancy created by Mr. Hoover’s resignation.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

17.1	Letter from James B. Hoover to Michael P. Moran dated as of December 23, 2005.

17.2	Resignation letter from James B. Hoover to Michael P. Moran dated as of January 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 23, 2006

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer